AGREEMENT

THIS AGREEMENT, made and entered into this 4th day of February, 2002, by and between Panther Telecommunications, Inc. with an address at 5225 NW 87th Ave., Suite 100, Miami, FL 33178 (hereinafter referred to as "CLIENT"), and Venture Fund Management, LLC, with an address at 205 Worth Ave., Suite 201, PO Box 2753, Palm Beach, FL 33480-2753 (hereinafter referred to as "VFM").

                                   WITNESSETH

WHEREAS, CLIENT is desirous of raising additional debt capital, (hereinafter referred to as "Financing") in exchange asset based loans to fund the expansion of its operations; and

WHEREAS, CLIENT desires that VFM act as its non-exclusive placement agent with respect to the Financing and;

WHEREAS, CLIENT desires that VFM solicit various financial institutions, strategic partners, and capital groups (hereinafter referred to as "Lender(s)") regarding a potential loan to CLIENT, its affiliates or assignees up to but not limited to the amount of one million dollars ($1,000,000) in Phase One, and potentially an additional amount to be determined in Phase Two; and

WHEREAS, CLIENT desires that VFM use its expertise to secure such Financing and to submit the terms of such Financing to CLIENT for its consideration.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions contained herein, the parties do hereby agree as follows:

         1. VFM agrees to use best efforts to introduce CLIENT to Lender(s) as described above who may be interested in providing such Financing and to advise CLIENT in connection with the structure, terms and conditions thereof. The final terms of any such financing shall be subject to negotiations between CLIENT and the Lender(s) providing such Financing. With respect to this agreement, VFM anticipates to complete the following specific services, as necessary: (a) become familiar with the business, operations, management, financial condition, and future prospects of CLIENT and the related new business opportunities; (b) advise in identification and selection of prospective participants for potential investment; consult as to strategy and tactics for approaching Investors; coordinate the potential Investors approached on CLIENT's behalf and the related confidentiality agreements and correspondence to the potential investors; and
(c) assist with closing(s).

         2. In connection with VFM's activities on CLIENT's behalf CLIENT will furnish VFM with all information (hereinafter referred to as "Information") which VFM may reasonably request and will provide VFM access to CLIENT's officers, directors, affiliates, consultants, customers (if needed), accountants and counsel. CLIENT acknowledges that in rendering its services hereunder, VFM will be using and relying on the Information obtained. CLIENT represents and warrants that the Information will be true, to the best of its knowledge, accurate and complete and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         3. CLIENT shall pay VFM a consulting fee upon arranging Financing on the basis described in paragraphs four (4.) and six (6.). VMF will be responsible for compensating any agents or employees who were employed by VFM in connection with the Financing.

         4. In consideration of its services, in the event CLIENT obtains the Financing from any Lender introduced by VFM (or any affiliate of any such Lender, VFM shall be entitled to receive and CLIENT hereby agrees to pay VFM or its assignee a finders fee of ten percent (10%) of the first $500,000, nine percent (9%) of the next $500,000, and eight percent (8%) on amounts over

$1,000,000 based on the total amount of committed financing. VFM's fee will be due and payable by a federal funds wire or certified check, or CLIENT check (if so agreed), at closing of each Financing.

         5. At the closing of any Financing in which a fee is payable to VFM hereunder, CLIENT agrees to issue warrants, in a form that is mutually agreed to prior to and as a condition to closing, to VFM, or VFM's designated entity(ies), for the purchase of CLIENT's common stock (hereinafter referred to as "Closing Warrants"). The Closing Warrants shall have an exercise price per share equal to 100% of the price of the common stock on the date of funding the Financing if a market price is quoted, and if no price is quoted then the price will be $1.00 per share. The Closing Warrants shall have an exercise period up to four years from date of issue. The Closing Warrants' exercise price shall be adjusted for stock splits, dividends and similar effects subsequent to issuance. The Closing Warrants issued shall be for a number of shares with an aggregate value based on the exercise price equivalent to ten percent (10%) of the amount of the Financing secured by VFM for CLIENT.

         6. Because VFM will be acting on CLIENT's behalf, CLIENT will indemnify VFM against any and all claims against VFM made due to acting on behalf of CLIENT and using information provided by CLIENT.

         7. NON CIRCUMVENTION: During the term hereof, CLIENT shall negotiate directly with the Lender(s) for Financing contemplated by this agreement only in the presence of VFM (unless VFM otherwise consents in writing) and the parties hereto agree that no action shall be taken by either which has the ultimate effect of detracting their responsibilities flowing from this Agreement.

         8. ENTIRE AGREEMENT: This Agreement contains the entire Agreement of the parties with reference to the subject matter herein referenced and all provisions, undertakings, representations, agreements and arrangements with reference to such are contained herein. This Agreement may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         9. SEVERABILITY: This Agreement shall be deemed to be severable in nature. If for any reason any paragraph, term of provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, all other valid provisions of this Agreement shall remain in full force and effect. If for any reason any portion of the paragraphs, terms or provisions of this Agreement is held by a court of competent jurisdiction to be too broad or to any extent to which they may be found enforceable under applicable law.

         10. BINDING EFFECT: All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and of the indemnified parties hereunder and their respective successors and assigns.

         11. ATTORNEYS FEES: Should either party to this agreement file suit to enforce any term or provision of this Agreement, the prevailing party shall be entitled to reimbursement for the costs of said suit, reasonable attorneys fees and legal expenses, including attorneys fees and costs incurred on appeal.

         12. TERM OF ENGAGEMENT: The terms of the Agreement shall remain in full force and effect for a period of one hundred eighty (180) days from the date of execution of this Agreement by CLIENT, or any extension thereof as provided for herein (the "Term") to accomplish the Financing, unless adjusted in writing by the parties hereto. Either party is hereby authorized to cancel this Agreement upon thirty (30) days written notice to the other party. Termination of this Agreement will not eliminate the obligations of CLIENT to VFM with respect to fees owed to VFM for Financing received by CLIENT from the Lender(s) introduced by VFM prior to termination. Neither termination nor completion of this Agreement shall affect the Indemnification Provisions which are incorporated herein, which shall remain operative and in full force and effect.

         13.  GOVERNING LAW:   The parties hereto understand and agree that this
Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.

CLIENT:
Panther Telecommunications Corp.              Venture Fund Management, LLC:

-------------------------------               ----------------------------------
By:  Manuel Sanchez, President                By: Thomas H. Ross, President